Citizens’ Acquisition of East Coast Branches and National Online Deposits from HSBC May 26, 2021 Expanding the Footprint in Key Strategic Markets with Significant Opportunity for Growth

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Acquisition of HSBC East Coast Branches & Online Deposits

Summary of transaction

- Citizens to acquire East Coast branches and national online deposit business from HSBC
  - ~$9.0B deposits
  - ~$2.2B loans; ~80% residential real estate secured
- 2% premium paid on deposits at closing
- Immediately EPS accretive; IRR ~20%
- CET1 impact of ~24 bps
- Transaction expected to close in 1Q22 subject to regulatory approvals
- Anticipate simultaneous closing and conversion

Compelling strategic benefits

- Provides entry into attractive metro markets and enhances East Coast presence with 80 branches
  - NYC Metro (66), Mid-Atlantic/D.C. (9), Southeast FL (5)
  - ~800K retail customers, adding to existing 6.6 million retail customers nationwide
- Springboard for national expansion strategy
- Onboarding valuable low-cost deposits; ~9 bp average cost of deposits in 1Q21
- Pro-forma period end LDR improves from ~81% at 3/31/21 to ~78% with transaction
- Offers funding flexibility in support of Citizens' attractive loan growth opportunities

Acquired deposits and loans

$9.0B Deposits


CDs
2%
Checking
42%
Savings
56%

Deposits by geography


Online
Deposits
31%
Florida
3%
Mid-Atlantic
3%
New York
Metro
63%

$2.2B Loans


Other
5%
Small Business
7%
Credit Card
8%
Residential
Real Estate
Secured
80%

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Acquisition of HSBC East Coast Branches & Online Deposits

HSBC acquired branches

New York Metro



Mid-Atlantic/D.C.


PA
NJ
MD
DE
VA

Southeast Florida


FL

Pro-forma geographic footprint


HSBC Branches Acquired
CFG Footprint
ME
NH
VT
NY
MA
CT
RI
MI
NJ
PA
OH
MD
DE
WV
VA

Southeast Florida


FL

Source: SNL Financial, Florida locations for CFG represent wealth centers

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